SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 1996

ORNDA HEALTHCORP
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-11591                         75-1776092
(Commission File Number)        (IRS Employer Identification No.)

3401 West End Avenue, Nashville, Tennessee     37203
(Address of principal executive office)        (Zip Code)

Registrant's telephone number, including area code:  (615) 383-8599
Item 5.   Other Events.

     The Registrant hereby incorporates by reference the description of the matters set forth in its news release dated January 3, 1996 (such news release being Exhibit 99(a) attached hereto) and in the first two pages of its news release dated January 4, 1996 (such pages of the news release being Exhibit 99(b) attached hereto).

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (c)  Exhibits.

     99(a) Registrant's news release dated January 3, 1996.
     99(b) The first two pages of Registrant's news release dated
           January 4, 1996.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORNDA HEALTHCORP

(Signature)
Ronald P. Soltman
Senior Vice President and General Counsel

Date:     January 4, 1996
EXHIBIT INDEX

No.       Subject Matter

99(a)     Registrant's new release dated January 3, 1996
99(b)     The first two pages of Registrant's news release dated
          January 4, 1996
                                                                  Exhibit 99(a)
FOR IMMEDIATE RELEASE:

Contact:  Keith B. Pitts
          Executive Vice President and Chief Financial Officer or
          Trip Pilgrim
          Director of Investor Relations
          OrNda HealthCorp
          (615) 383-8599


                ORNDA COMPLETES HOUSTON NORTHWEST ACQUISITION

    NASHVILLE, Tennessee (January 3, 1996) OrNda HealthCorp (NYSE:ORN) today announced it has completed its acquisition of the controlling equity interests in Houston Northwest Medical Center, Inc. (HNMC) from the hospital's Employee Stock Ownership Plan on terms previously disclosed. HNMC's principal asset is Houston Northwest Medical Center, a 498-bed tertiary care hospital in Houston, Texas. As a result of completion of the transaction, HNMC is now a wholly owned subsidiary of OrNda.

    OrNda HealthCorp is the third largest investor-owned hospital management company in the United States. It is a leading provider of health care services, delivering a broad range of inpatient and outpatient health care services principally through the operation of 48 hospitals located in urban and suburban communities in 14 states.

                                     # # #
                                                                  Exhibit 99(b)
FOR IMMEDIATE RELEASE:

Contact:  Keith B. Pitts
          Executive Vice President and Chief Financial Officer or
          Trip Pilgrim
          Director of Investor Relations
          OrNda HealthCorp
          (615) 383-8599


               ORNDA HEALTHCORP REPORTS FIRST QUARTER EPS OF $0.40

    NASHVILLE, Tennessee (January 4, 1996) -- OrNda HealthCorp (NYSE:ORN) today reported earnings per share rose to $0.40 on 49.5 million weighted average common and common equivalent shares for the first quarter ended November 30, 1995, compared to $0.29 on 44.8 million weighted average common and common equivalent shares for the same period last year. The increase in weighted average common and common equivalent shares reflects the issuance of 11.5 million common shares and the conversion of 1.4 million shares of convertible preferred stock to common shares in November 1995. For the three months ended November 30, 1995, the Company had earnings per share on a fully diluted basis of $0.39. Fully diluted earnings per share were anti-dilutive in last year's first quarter.

    Revenue for the first quarter of fiscal 1996 was $493.6 million compared to $418.0 million in last year's first quarter. OrNda's EBITDA increased to $71.6 million for the first quarter of fiscal 1996 compared to $59.4 million for the same period last year. Same-hospital admissions, adjusted admissions and revenues in the first quarter rose 2.8%, 7.1% and 7.6%, respectively, fueled by volume increases in each significant OrNda market.

    Charles N. Martin, Jr., Chairman, President and Chief Executive Officer of OrNda HealthCorp, said, "Our first quarter results indicate the ongoing success of the growth and operating strategies which were implemented during fiscal 1995. We are continuing to aggressively develop integrated delivery systems in our key markets, as evidenced by our same-hospital volume increases. In addition, focusing on controlling costs in salaries and benefits, supplies, purchased services and bad debts has improved our margins. Our EBITDA margin of 14.5% for the first quarter compares favorably to the 13.5% EBITDA margin for the fourth quarter of 1995."
ORND Reports First Quarter Results
Page 2
January 4, 1996


    In closing, Martin added, "Our financial results have also been positively impacted by our increase in managed care contracts, the development of strategic alliances with other healthcare providers and our linkages with physicians."

    The Company announced yesterday the closing of the transaction to acquire Houston Northwest Medical Center in Houston, Texas. OrNda's acquisition of this hospital gives the company a leading provider in the northwest Houston market.

    OrNda HealthCorp is the third largest investor-owned hospital management company in the United States. It is a leading provider of health care services, delivering a broad range of inpatient and outpatient health care services principally through the operation of 48 hospitals located in urban and suburban communities in 14 states.

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